Exhibit 32

CERTIFICATION

In connection with the quarterly report of Franklin Covey Co. (the “Company”) on Form 10-Q for the period ended November 30, 2025, as filed with the Securities and Exchange Commission (the “Report”), we, Paul S. Walker, President and Chief Executive Officer of the Company, and Jessica G. Betjemann, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

/s/ Paul S. Walker	/s/ Jessica G. Betjemann
Paul S. Walker Chief Executive Officer	Jessica G. Betjemann Chief Financial Officer
Date: January 9, 2026	Date: January 9, 2026